Exhibit 10.65

SAFETY INSURANCE GROUP, INC.
2002 MANAGEMENT OMNIBUS INCENTIVE PLAN, AS AMENDED

NOTICE OF RESTRICTED STOCK GRANT
FOR RESTRICTED STOCK WITH PERFORMANCE-BASED VESTING

You (the “Grantee”) have been granted the following shares of Restricted Stock of Safety Insurance Group, Inc. (the “Company”), par value $0.01 per share (“Share”), pursuant to the Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as amended (the “Plan”):

Name of Grantee:
Number of Shares of Restricted Stock Granted:
Per Share Value of Common Stock at Grant:
Date of Grant:
Periods of Restriction:

Subject to the terms of the Plan and the Restricted Stock Award Agreement attached hereto, provided you have not had a Termination of Service on or prior to such date(s) (except under the limited circumstances set forth in Exhibit A), and at least the minimum threshold performance is met, the Periods of Restriction with respect to the Restricted Stock shall lapse, and the Shares shall become free of the forfeiture and transfer restrictions contained in the Restricted Stock Award Agreement, as follows:  See Exhibit A, which is attached to and made part of this document.

By the signature of the Company’s representative below and your grant award acceptance via the Company’s Easi portal internet site, you and the Company agree that the Restricted Stock evidenced hereby is granted under and governed by the terms and conditions of the Plan and the Restricted Stock Award Agreement, both of which are attached to and made a part of this document.

SAFETY INSURANCE GROUP, INC.:
By:

Title:
Date:

EXHIBIT A

VESTING SCHEDULE FOR RESTRICTED STOCK
INTENDED TO BE SUBJECT TO THE PERFORMANCE-BASED EXCEPTION

PERFORMANCE PERIOD. The “Performance Period” shall be the period commencing on January 1, 2015, and ending on December 31, 2017, except as otherwise specified below.

VESTING DATE. Except as otherwise specified below in connection with a Termination of Service, the Restricted Stock shall vest on the day the Committee certifies in writing the attainment of the performance measures described below.

AMOUNT OF PAYMENT. Subject to modification in connection with a Termination of Service, as specified below, the number of Shares that shall become free of the forfeiture and transfer restrictions contained in the Restricted Stock Award Agreement on the Vesting Date is determined by multiplying the Number of Shares of Restricted Stock Granted, as set forth in the Notice of Restricted Stock Grant, by the Final Payout Percentage, as defined below and determined and certified by the Committee, rounding up to the nearest whole Share (the “Shares Earned”).

EFFECT OF TERMINATION OF SERVICE. Except as otherwise expressly set forth below, in the event of the Grantee’s  Termination of Service for any reason before the end of the Performance Period, whether voluntary or involuntary (including for Good Reason or without Cause), all unvested Restricted Stock shall be immediately forfeited without consideration.

(a) DEATH OR DISABILITY. If, during the Performance Period, the Grantee’s Termination of Service occurs because of the Grantee’s death or Disability, the Restricted Stock shall not be forfeited on the date of Termination of Service, but the number of Shares Earned shall be equal to (i) the number of Shares Earned determined based on actual attainment of the performance measures as of the Performance Period that ends on the last day of the Company’s fiscal year during which the Termination of Service occurs multiplied by (ii) a fraction, the numerator of which is the number of months (rounded up to the next integer) from the beginning of the Performance Period until the date of Termination of Service, and the denominator of which is 36.

(b) TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL. If, during the Performance Period, and upon or within 24 months after a Change in Control, the Grantee’s Termination of Service is by the Company (or its successor) for any reason other than Cause or Disability or by the Grantee for Good Reason, any Restricted Stock that is outstanding or assumed or substituted and remained outstanding after the Change in Control shall not be forfeited and shall vest as of the date of Termination of Service, but the number of Shares Earned shall be equal to 100% of the Number of Shares of Restricted Stock Granted, as set forth in the Notice of Restricted Stock Grant.

(c) TERMINATION IN CONNECTION WITH RETIREMENT. If, during the Performance Period, the Grantee’s Termination of Service occurs because of the Grantee’s retirement after attaining age 62 with at least 10 years of service with the Company, the

Restricted Stock shall not be forfeited on the date of Termination of Service, but the number of Shares Earned shall be equal to (i) the number of Shares Earned determined based on actual attainment of the performance measures as of the end of the Performance Period multiplied by (ii) a fraction, the numerator of which is the number of months (rounded up to the next integer) from the beginning of the Performance Period until the date of Termination of Service, and the denominator of which is 36.

DEFINITIONS. Capitalized terms used in this Vesting Schedule are defined below or in the Notice of Restricted Stock Grant, the Restricted Stock Award Agreement, or the Plan:

(a) “Average Price” means the average official closing price per Share over the 20-consecutive-trading days ending with and including the applicable day (or, if there is no official closing price on that day, the last trading day before that day).

(b) “Combined Ratio” means, with respect to the Company, the sum of the loss ratio (losses and loss adjustment expenses incurred as a percent of net earned premiums) plus the expense ratio (underwriting and other expenses as a percent of net earned premiums), calculated on a GAAP basis, as reported in the Company’s filings with the Securities and Exchange Commission.

(c) “Combined Ratio Percentage” means the percentage that corresponds to the Company’s average Combined Ratio for the Performance Period, as specified below:

Company’s Combined Ratio	Combined Ratio Percentage
95.6% and below	200.0%
97.5%	150.0%
99.5%	100.0%
102.0%	75.0%
104.6%	50.0%
above 104.6%	0.0%

Between the levels specified above, the Combined Ratio Percentage is interpolated linearly, rounding to one decimal place. Without changing anything in the foregoing, the following is a graphical representation of the Combined Ratio Percentage:

(d) “Final Payout Percentage” means the percentage that results from the sum of (1) the Combined Ratio Percentage times 60% plus (2) the TSR Percentage times 40%. Without changing anything in this Vesting Schedule, the following chart shows how the Final Payout Percentage is to be calculated:

Performance Level	SAFT Combined Ratio	Payout as % of Target		Relative 3-Year TSR	Payout as % of Target
Below Threshold	>104.6%	0%		> 90th Percentile	200%
Threshold	104.6%	50%		90th Percentile	200%
Intermediate < Target	102.0%	75%	60%	70th Percentile	150%	40%	Ultimate
Target	99.5%	100%	Weighting	50th Percentile	100%	Weighting	Payout
Intermediate > Target	97.5%	150%		40th Percentile	75%
Maximum	95.6%	200%		30th Percentile	50%
Above Maximum	<95.6%	200%		< 30th Percentile	0%

(e)  “Performance Peer Company” means each company listed below, and each Performance Peer Company’s successor, so long as each Performance Peer Company has a class of common securities listed for public trade on a national securities exchange or market from the beginning through the end of the Performance Period:

1.	Allstate Corporation	16.	Universal Insurance
2.	Travelers Companies, Inc.	17.	Mercury General Corporation
3.	Loews Corporation	18.	Navigators Group Inc.
4.	CNA Financial Corporation	19.	United Fire Group, Inc.
5.	Chubb Corporation	20.	Employers Holdings, Inc.
6.	Progressive Corp.	21.	State Auto Financial Corp.
7.	W.R. Berkley Corporation	22.	Meadowbrook Insurance Group Inc.
8.	Old Republic International Corp.	23.	Infinity Property and Casualty Corp.
9.	Cincinnati Financial Corp.	24.	National Interstate Corporation
10.	Erie Indemnity Company	25.	Donegal Group Inc.
11.	White Mountains Insurance Group, Inc.	26.	EMC Insurance Group Inc.
12.	Hanover Insurance Group, Inc.	27.	Hilltop Holdings Inc.
13.	Markel Corp.	28.	Baldwin & Lyons Inc.
14.	Horace Mann Educators Corp.	29.	Hallmark Financial Services Inc.
15.	Selective Insurance Group Inc.

(f) “TSR” means total shareholder return, which is the percentage that results from the difference between (i) the quotient determined by dividing (A) the sum of (I) the cumulative amount of cash dividends for the Performance Period, plus (II) the Average Price at the end of the Performance Period by (B) the Average Price at the beginning of the Performance Period, which quotient is raised to the power of the result of one divided by the number of the Company’s fiscal years ending with or within the Performance Period, minus (ii) one. TSR expressed as a formula is as follows:

TSR = [(Cumulative Dividends + Average PriceEnd)/Average PriceBeginning](1/no. of yrs.) - 1

(g) “TSR Percentile Ranking” means the Company’s percentile ranking relative to the Performance Peer Companies, based on TSR, calculated as follows (rounded up to the nearest whole percentile):

1 – [(Company Rank – 1)/(Total Number of Performance Peer Companies + the Company – 1)]

For example, if the Company is ranked third out of a group of 13 consisting of the 12 Performance Peer Companies plus the Company, the TSR Percentile Ranking is calculated as 1 –

[(3 – 1)/(12 + 1 – 1)] or 1 – (2/12) or 1 – 0.1667 or the 83rd percentile. The Company’s rank is determined by ordering the Performance Peer Companies and the Company from highest to lowest based on TSR for the Performance Period and counting down from the entity with the highest TSR (ranked first) to the Company’s position on the list. If two entities are ranked equally, the ranking of the next entity shall account for the tie, so that if one entity is ranked first and two entities are tied for second, the next entity is ranked fourth.

(h) “TSR Percentage” means the percentage that corresponds to the TSR Percentile Ranking, as specified below, except that if the percentage that results from the formula is greater than 100%, but the Company’s TSR is negative, then the TSR Percentage shall be 100%, regardless of the result of such formula:

TSR Percentile Ranking	TSR Percentage
90th and above	200.0%
70th	150.0%
50th	100.0%
40th	75.0%
30th	50.0%
below 30th	0.0%

SAFETY INSURANCE GROUP, INC.
RESTRICTED STOCK AWARD AGREEMENT
FOR RESTRICTED STOCK WITH PERFORMANCE VESTING

SECTION 1.	GRANT OF RESTRICTED STOCK
(a)

RESTRICTED STOCK. On the terms and conditions set forth in the Notice of Restricted Stock Grant and this Restricted Stock Agreement (the “Agreement”), the Company grants to the Grantee on the Date of Grant the Restricted Stock set forth in the Notice of Restricted Stock Grant. The Restricted Stock Award is granted in respect of past services and services to be performed. It has been determined that the value of the past services performed by the Grantee equals or exceeds the par value of the Shares subject to this Agreement.

(b)

PLAN AND DEFINED TERMS. The Restricted Stock is granted pursuant to the Plan, a copy of which the Grantee acknowledges having received. All terms, provisions, and conditions applicable to the Restricted Stock set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Notice of Restricted Stock Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.

SECTION 1.	FORFEITURE AND TRANSFER RESTRICTIONS
(a)

FORFEITURE RESTRICTIONS.  Unless otherwise specified in the Notice of Restricted Stock Grant, Article 9 of the Plan shall govern the forfeiture to the Company of Shares of Restricted Stock upon Termination of Service.

(b)

TRANSFER RESTRICTIONS. The Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent such Shares are subject to a Period of Restriction.

(c)

LAPSE OF RESTRICTIONS. The Period of Restriction shall lapse as to the Restricted Stock in accordance with the schedule set forth in the Notice of Restricted Stock Grant. Subject to the terms of the Plan and Section 4(a) hereof, upon lapse of the Period of Restriction, the Grantee shall own the Shares that are subject to this Agreement free of all restrictions otherwise imposed by this Agreement.

SECTION 2.	DIVIDENDS, VOTING RIGHTS AND CUSTODY

The Grantee shall be entitled to vote and receive dividends on the Shares subject to this Agreement; provided, however, that no dividends shall be payable to the Grantee, and the Grantee will not be entitled to vote Shares of Restricted Stock, with respect to record dates occurring prior to the Date of Grant or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited those Shares of Restricted Stock. Notwithstanding the foregoing, any dividends or distributions with respect to the Restricted Stock shall be credited to the Grantee’s book-entry account and shall be subject to the same restrictions as the Shares of Restricted Stock and shall otherwise be considered Restricted Stock for all purposes under this Agreement unless and until the Periods of Restriction lapse. For the avoidance of doubt, no portion of the dividends or distributions credited to the Grantee’s book-entry account shall be paid unless and until the Periods of Restriction lapse. The Shares subject to this Agreement shall be registered in the name of the Grantee and held in custody by the Company.

SECTION 3.	MISCELLANEOUS PROVISIONS
(a)	TAX WITHHOLDING. The Company may make such provisions as are necessary for the withholding of all applicable taxes on the Restricted Stock, in accordance with Article 16 of the Plan. With respect to the minimum statutory tax withholding required with respect to the Restricted Stock, the Grantee may elect to satisfy such withholding requirement by having the Company withhold Shares from this Award.

(b)

RECOUPMENT POLICY. Notwithstanding anything to the contrary in this Agreement, all Restricted Stock payable (including any dividends or distributions with respect to the Restricted Stock) shall be subject to any recoupment policy adopted by the Company from time to time (including, but not limited to, any policy adopted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law), regardless of whether the policy is adopted after the date on which the Restricted Stock are granted or the Periods of Restriction lapse.

(c)

RATIFICATION OF ACTIONS. By accepting this Agreement, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Restricted Stock Grant by the Company, the Board, or the Committee.

(d)

NOTICE. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(e)

CHOICE OF LAW. This Agreement and the Notice of Restricted Stock Grant shall be governed by, and construed in accordance with, the laws of New York, as such laws are applied to contracts entered into and performed in such state.

(f)	COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(g)

MODIFICATION OR AMENDMENT. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 4.2 of the Plan may be made without such written agreement.

(h)

SEVERABILITY. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.